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                                                                    EXHIBIT 10.1

Employment Agreement, dated as of June 2, 1998, between the Company and John Sullivan

EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is dated as of June 2, 1998 and is between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company"), and John J. Sullivan (the "Executive").

         The Company desires to employ the Executive as an executive of the Company, and the Executive desires to accept such employment, all on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1.  Employment.

                  (a) Duties. The Company shall employ the Executive, on the terms set forth in this Agreement, as a Senior Vice President. The Executive accepts such employment with the Company and shall perform and fulfill such duties as are reasonably assigned to the Executive hereunder by the the Board of Directors of the Company (the "Board"), or such senior officer as the Board shall appoint, devoting the Executive's best efforts and professional time and attention to the performance and fulfillment of the Executive's duties and to the advancement of the interests of the Company, subject only to the direction, approval, control and directives of the Board or its designee. Nothing contained herein shall be construed, however, to prevent the Executive from investing, trading in or managing, for the Executive's own account and benefit, stocks, bonds, securities, real estate, commodities or other forms of investments (subject to law and Company policy with respect to trading in Company securities), or serving on noncompetitive corporate boards.

                  (b) Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based in the Philadelphia, PA metropolitan area, except for required travel on Company business. The Company shall furnish the Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and reasonably sufficient and reasonably satisfactory to the Executive for the performance of the Executive's duties as contemplated hereby.

         2. Term. The Executive's employment under this Agreement shall be deemed to have commenced as of the date hereof (the "Commencement Date") and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted through the eight (8) month anniversary of the Company's written notice that the Agreement will terminate, effective on such eight (8) month anniversary. As used herein, the "Term" shall refer to the period expiring on such eight (8) month anniversary.

         3.  Compensation.

                  (a) Salary. During the Term, the Executive shall be paid an annual salary (the "Base Salary") payable in installments at such times as the Company customarily pays its other executive employees (but in any event no less often than monthly). The Base Salary during the Term hereof shall be paid at the minimum annual rate of two hundred ten thousand ($210,000) US dollars. The Base Salary may be increased from time to time. Compensation of the Executive by Base Salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The Base Salary payments hereunder shall
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not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Base Salary to the Executive.

                  (b) Management Incentive Plan. In addition to the Base Salary provided for hereunder, the Executive shall participate in such plan of bonus, incentive or additional compensation as the Company may implement. The level of such participation shall be at a level commensurate with other Senior Vice Presidents of the Company, allocated as seen fit by the Compensation Committee, from time to time in accordance with the terms of such plan. All amounts payable under this Section 3(b) shall be paid at the customary time and in the customary manner for payments under each such plan of incentive, bonus or additional compensation. Executive shall have the right to receive a prorata portion of a full year bonus for any partial plan year during the Term hereof.

                  (c) Stock Options. The Company may (but shall not be obligated to) grant to the Executive options ("Options") to purchase shares of the Company's common stock pursuant to one or more separate additional stock option agreements made under and subject to the terms of the Company's 1991 Stock Option Plan, as amended (the "Stock Option Plan"), or any successor plan.

                  (d) Health Insurance and Other Benefits. During the Term, the Executive shall receive all employee benefits offered by the Company to its employees, including, without limitation, all pension, profit sharing, retirement, salary continuation, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance and any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. Unless such change is required by federal, state or local law, the Company shall not make any changes in any employee benefit plan or arrangement that would result in a disproportionately greater reduction in the rights of, or benefits to, the Executive compared with any other senior executive of the Company.

                  (e) Withholding. The Company may withhold from any compensation, bonus or benefits payable or otherwise conferred by this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         4.  Life Insurance.

                  (a) Generally. At the Executive's option, the Executive may obtain up to $1,000,000 in face amount of term life insurance to be carried on the Executive's life. During the Term the Company shall reimburse, on a semi annual basis, the premiums paid by the Executive for periods covered by the Term for such insurance upon presentation of invoices duly reflecting such premiums (subject, however, to the limitations on reimbursement set forth in Section 4(b) hereof). The Executive shall be the owner of such life insurance policy and shall have the absolute right to designate the beneficiaries thereunder. The Executive shall be solely responsible for procuring any such life insurance. The Company shall have no independent obligation to procure such life insurance or any other insurance on the life of the Executive (excepting only such insurance as the Company may offer to its executives and key management employees as part of its standard benefit package).

                  (b) Limitation on Reimbursement Obligation. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to reimburse premium payments under Section 4(a) hereof or otherwise to the extent that such payments exceed the rates which would be obtainable for such insurance on persons of similar age and position who are nonsmokers and otherwise in good health.

         5. Reimbursement of Expenses. The Executive shall be reimbursed for all items of travel, entertainment and miscellaneous expenses which the Executive reasonably incurs in connection with the performance of the Executive's duties hereunder, provided that the Executive shall submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

         6. Automobile Allowance. During the Term, the Company shall pay the Executive a monthly automobile allowance of seven hundred ($700) US dollars (the "Automobile Allowance").
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         7. Vacations. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than three (3) weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its executive officers.

         8.  Termination of Employment.

                  (a)  Death or "Total Disability".

                           (1)  Generally.  If the  Executive  should  die
during the Term, this Agreement shall terminate as of the date of the Executive's death, and the Company shall have no further obligations hereunder, except to the extent specifically provided in this Section 8(a). In the event of the Total Disability (as that term is defined below) of the Executive for one hundred eighty (180) days in the aggregate during any consecutive nine (9) month period during the Term, the Company shall have the right to terminate this Agreement by giving the Executive thirty (30) days prior written notice thereof, and upon the expiration of such notice period, the Executive's employment under this Agreement shall terminate. If the Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform such duties for four (4) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in Base Salary, other compensation and other benefits, and the notice of termination shall be considered null and void and of no effect. Upon termination of this Agreement under this Section 8(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be, the portion, if any, that remains unpaid of the Base Salary for the period prior to termination.

                           (2) "Total  Disability"  Defined.  The term "Total
Disability," as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent, qualified medical doctor selected by the Company, renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement at the time the disabling condition was incurred. Notwithstanding the foregoing, if the Executive is covered under any policy of disability insurance provided under this Agreement, under no circumstances shall the definition of Total Disability be different from the definition of that term in such policy.

                  (b)  Dismissal for "Cause".

                           (1)  Generally.  Subject  to the notice  requirements
set forth in this Section 8(b), the Company may dismiss the Executive for Cause and thereby terminate this Agreement. The Executive shall not be deemed to have been dismissed for Cause unless and until the Executive has received thirty (30) days prior written notice of such dismissal and termination of this Agreement ("Notice of Dismissal"). If the Executive does not dispute such determination within thirty (30) days after receipt of Notice of Dismissal, the Executive shall not have the remedies provided pursuant to Section 8(f) of this Agreement.

                           (2) "Cause"  Defined.  For purposes of this
Agreement, the Company shall have "Cause" to terminate this Agreement if the Executive, in the reasonable judgment of the Company, (i) materially breaches any of the Executive's agreements, duties or obligations under this Agreement (including, but not limited to, material failure to perform job duties) and has not cured or commenced in good faith to cure such breach within thirty (30) days after receipt of Notice of Dismissal; (ii) embezzles or converts to the Executive's own use any funds or other material property of the Company (iii) unreasonably destroys any material property of the Company; (iv) appropriates or usurps any client, customer, employee or opportunity of the Company; (v) is convicted of a felony; (vi) is adjudicated as mentally incompetent; or (vii) is habitually intoxicated or is diagnosed by an independent medical doctor to be addicted to any unlawful drug, or to any controlled substance which negatively impacts upon his ability to perform his duties hereunder.

                  (c)  Resignation for "Good Reason".

                           (1)  Generally.  Subject  to the notice  requirements
set forth in this Section 8(c), the Executive may resign for Good Reason and thereby terminate this Agreement. Except as provided in Section 8(e) of
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this Agreement, any such termination shall be without liability of either party to the other. The Executive shall not be deemed to have resigned for Good Reason unless and until the Company has received thirty (30) days prior written notice of such resignation and termination of this Agreement ("Notice of Resignation for Good Reason"). If the Company does not dispute such determination within thirty (30) days after receipt of Notice of Resignation for Good Reason, the Company shall not have the remedies provided pursuant to Section 8(f) of this Agreement.

                           (2) "Good Reason"  Defined.  For purposes of this
Agreement, the Executive shall have "Good Reason" to resign and terminate this Agreement upon (i) the failure by the Company to comply with any material provision of this Agreement which is not cured within thirty (30) days after receipt of Notice of Resignation for Good Reason, or (ii) any act or omission on the part of the Company which is intended to be unreasonably prejudicial to the business or professional reputation or standing of the Executive, unless the Company reverses such act or omission and rectifies such prejudice to the Executive's reasonable satisfaction within thirty (30) days after receipt of Notice of Resignation for Good Reason.

                  (d) Consequences of Termination without Cause or Resignation for Good Reason.

                           (1) Severance Pay. If the Company  terminates  this
Agreement without Cause, effective other than at the expiration of the Term, or the Executive resigns and terminates this Agreement for Good Reason, then the Company shall pay the Executive, in lieu of other damages, except as specifically provided herein, an amount equal to his Base Salary (calculated at the annual rate in effect as of the effective date of termination) for the remainder of the Term in effect as of the date of termination. Such amount shall be payable in installments, the amount and frequency of which shall be identical to the periodic payments of Base Salary then payable to the Executive hereunder, until such amount is paid in full.

                           (2)  Continuation  of  Benefits.  If  the  Company
terminates this Agreement without Cause, effective other than at the expiration of the Term, or the Executive resigns and terminates this Agreement for Good Reason, then the Company shall maintain in full force and effect for the continued benefit of the Executive, for the remaining Term, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the effective date of such termination, provided that the Executive's continued participation is permissible under the terms and conditions of such benefit plans and programs. If the Executive's participation in any benefit plan or program (excluding the Stock Option Plan, the Management Incentive Plan and any successor plans) is not permissible under the terms thereof, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the option to have assigned to the Executive at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically to the Executive. Notwithstanding anything to the contrary contained in this Agreement, following the effective date of any such termination (i) the Executive shall no longer be entitled to receive the Automobile Allowance, (ii) Options unvested as of the date of such termination shall expire, and (iii) the Executive's continued eligibility to participate in the Management Incentive Plan (or any successor plan) shall be subject to the terms and conditions of such plan.

                  (e) Consequences of Resignation Without Good Reason. If Executive resigns, and thereby terminates this Agreement, without Good Reason, the Company shall have no obligation to Executive hereunder subsequent to the effective date of such resignation.

                  (f) Arbitration. If the Executive disputes that Cause exists for the Executive's dismissal and termination of this Agreement or if the Company disputes that Good Reason exists for the Executive's resignation and termination of this Agreement, the disputing party shall serve the other with written notice of such dispute (a "Dispute Notice") within thirty (30) days after receipt of the Notice of Dismissal or Notice of Resignation for Good Reason, as the case may be. Within fifteen (15) days thereafter, the disputing party shall, in accordance with the Rules of the American Arbitration Association ("AAA"), file a petition with the AAA for arbitration of the dispute. Such proceeding shall also determine all other disputes between the parties relating to the Executive's employment. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their rights to appeal therefrom. The costs of such proceeding shall be shared equally by the Executive and the Company unless an order of the AAA provides otherwise. Except as otherwise provided in Section 11(a) hereof, each party shall be responsible for its legal fees incurred in such proceeding.
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         9. No Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise nor, except as provided herein, shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of the Executive's employment by another employer.

         10.  Restrictive Covenants.

                  (a) Nonsolicitation. During the Covenant Period (as defined below), the Executive will not solicit for employment any employee or consultant of the Company or any of its subsidiaries. For purposes of this Agreement, the "Covenant Period" shall consist of the Term and the one-year period following the expiration of the Term, but in no event shall the Covenant Period extend for a period greater than one (1) year following the cessation of any payments pursuant to Section 3(a) or Section 8 hereof.

                  (b)  Confidential Information.

                           (1) Duty of Care.  The  Executive  shall not,
directly or indirectly, disclose to any person or entity for any reason or use for the Executive's own personal benefit any Confidential Information (as defined in Section 10(b)(3) hereof) either during the Term or thereafter, despite any early termination of this Agreement, and shall at all times take all precautions reasonably necessary to protect Confidential Information from loss or disclosure to third parties.

                           (2) Return of  Confidential  Information.  Upon the
expiration or earlier termination of this Agreement, the Executive shall promptly return to the Company all documents and other tangible property in the Executive's possession or control which constitute, contain or incorporate Confidential Information, whether prepared by the Executive or others.

                           (3)   "Confidential  Information" Defined. For
purposes of this Agreement, "Confidential Information" shall mean all information, whether in written, electronic or oral form, disclosed or known to the Executive in the course of the Executive's employment by the Company, concerning the operations or business of the Company or any of its subsidiaries, including, without limitation, (i) marketing and promotional plans and strategies, (ii) information relating to products conceived, developed in the process of development, (iii) information, including names and addresses, relating to with licensors, suppliers, producers performers and program providers, (iv) information relating to the purchase and placement of media, results of media deployment or media monitoring and tracking systems, (v) information relating to rates, costs and facilities for telemarketing, order processing, fulfillment or credit card processing services, (vi) financial information beyond that which is publicly reported by the Company, and (vii) all other proprietary and competitively sensitive information. Notwithstanding the foregoing, Confidential Information shall not include any information which (a) is or becomes within the public domain through no act of the Executive in breach of this Agreement, (b) was lawfully in the possession of the Executive without any restriction on use or disclosure prior to its disclosure hereunder, (c) is lawfully received from another source subsequent to the date of this Agreement without any restriction on use or disclosure, (d) is deemed in writing by the Company no longer to be Confidential Information, or (e) is required to be disclosed by order of any court of competent jurisdiction or other governmental authority.

                  (d) Injunctive Relief. The parties hereto agree that any breach by the Executive of the provisions of Sections 10(a) or (b) hereof will result in irreparable and continuing damage to the Company (or one or more of its subsidiaries or successors and assigns) for which there will be no adequate remedy at law. Accordingly, in the event of any such breach, the Company (or its subsidiaries, successors or assigns, as the case may be) shall be entitled to injunctive relief and/or an order for specific performance, without bond, with respect to such breach. The Executive shall not oppose such relief on the grounds that there is an adequate remedy at law, and such right shall be cumulative and in addition to any other remedies at law or in equity (including monetary damages) which the Company (or its subsidiaries, successors or assigns) may have on account of such breach.

         11.  Counsel Fees and Indemnification.

                  (a) Counsel Fees. If it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, including participation in any proceeding contesting the validity or enforceability of this Agreement and any arbitration proceeding conducted pursuant to Section 8(f) of this Agreement, the Executive shall be entitled to recover from the Company the Executive's reasonable attorney's fees and costs and expenses in connection with the enforcement of the Executive's rights. No such fees or costs shall be payable, however, if the Company is successful on the merits.

                  (b) Indemnification. The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of any act or omission of the Executive in the Executive's capacity as an officer, director or employee of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor. Expenses (including attorneys' fees) incurred by the Executive in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Executive to repay such amount if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company as authorized in this Section 11(b).

         12.  Miscellaneous.

                  (a) Notices. All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission, (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

         If to the Company:

                  National Media Corporation
                  Eleven Penn Center
                  1835 Market Street - Suite 1100
                  Philadelphia, PA 19103
                  Attention:  Vice Chairman
                  FAX:  215/988-4869

         If to the Executive:

                  John J. Sullivan
                  496 Indian Rock Drive
                  Springfield, PA 19064

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

                  (b) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior negotiations, understandings and agreements, whether oral or written, between them with respect to such subject matter. Each party has executed this Agreement without reliance upon any promise, representation or warranty other than those expressly set forth herein. Each party acknowledges that (i) it has carefully read this Agreement; (ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof; (iii) the meaning and effect of the various terms and provisions hereof have been fully explained to it by such counsel; (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby; and (v) it has executed this Agreement of its own free will.

                  (c) Amendment. No amendment of this Agreement shall be effective unless embodied in a written instrument executed by the Executive and a duly authorized officer of the Company.

                  (d) Waiver of Breach. The failure of either party hereto at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  (e) Assignability. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns, provided, however, that the Executive may not assign this Agreement or any rights hereunder to any person or entity, other than by the laws of descent and distribution.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles.

                  (g) Severability. All of the provisions of this Agreement are intended to be distinct and severable. If any provision of this Agreement is or is declared to be invalid or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

                  (h) Headings. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Agreement.

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

         IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer as of the date first above written.

Attest:                                       NATIONAL MEDIA CORPORATION

                                              By:
------------------------------                    ------------------------------
Chairman, Compensation Committee                  Frederick Hammer,
                                                  Chairman of the Board

                                                  ------------------------------
                                                  John J. Sullivan